EXHIBIT 99.1

News Release

Contacts:
FormFactor, Inc.	StreetSmart Investor Relations
Ron C. Foster	Brooke Deterline
Chief Financial Officer	Annie Leschin
(925) 290-4024	(925) 290-4949
IR@FormFactor.com

FOR IMMEDIATE RELEASE

FormFactor, Inc. Announces 2006 Third Quarter Financial Results

Record Quarterly Revenue of $96.8 Million, Up 55% Year over Year

LIVERMORE, Calif. — October 25, 2006 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2006, ended September 30, 2006. Quarterly revenues were $96.8 million, up 5% from $92.4 million in the second quarter of fiscal 2006, and up 55% from $62.4 million in the third quarter of fiscal 2005.

“FormFactor had another record quarter as revenue, production and net income reached historical highs.  Demand for advanced probe cards in the third quarter continued to reflect the ongoing trends in the market including customers’ ramping production for memory and logic, the transition to advanced nodes, and the ongoing need for higher parallelism in wafer test.” said Joseph Bronson, President of FormFactor. “Factory capacity continued to ramp, as production efficiencies and yields increased in many segments of our manufacturing operations.”

Net income for the third quarter of fiscal 2006 was $15.8 million or $0.33 per share on a fully diluted basis, which included $3.9 million or $0.08 per share of incremental FAS 123 (R) stock option expense, net of tax. This compares to $15.3 million or $0.32 per share on a fully diluted basis for the second quarter of fiscal 2006, which included $2.8 million or $0.06 per share of incremental FAS 123 (R) stock option expense, net of tax. Net income for the third quarter of fiscal 2005 was $9.8 million or $0.23 per share on a fully diluted basis, which was prior to the adoption of FAS 123 (R).

Bookings for the third quarter of fiscal 2006 were $90.5 million. Bookings for the second quarter of fiscal 2006 and third quarter of fiscal 2005 were $96.5 million and $62.9 million, respectively.

“We are pleased with our 63% revenue growth year-to-date,” said Igor Khandros, Chief Executive Officer of FormFactor. “We are encouraged by customers’ interest in our new Harmony™ NAND Flash product. We are confident in business growth opportunities in 2007 and beyond, driven by our robust product development pipeline, supporting multiple growth drivers in our customers’ businesses.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT,

or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until October 27, 2006 at 6:30 p.m. PDT and can be accessed by dialing (888) 286-8010 or (617) 801-6888 and entering confirmation code 19398524.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and MicroSpring are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, operations, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the demand for certain semiconductor devices; the rate at which semiconductor manufacturers implement manufacturing capability changes, make the transition to smaller nanometer technology nodes and implement tooling cycles; the company’s ability to continue to ramp its factory capacity and increase production efficiencies and yields in its manufacturing operations and to expand globally, including to execute on its global manufacturing roadmap; the company’s ability to develop and deliver innovative technologies, including its Harmony™ NAND Flash product, and to enforce its intellectual property rights; and the company’s ability to drive its product development pipeline and support multiple growth drivers in its customers’ businesses. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal period ended December 31, 2005 and the company’s Form 10-Q for the quarterly period ended July 1, 2006, filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORMFACTOR, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 24, 2005	September 30, 2006	September 24, 2005

Revenues	$96,757	$62,374	$270,520	$165,676
Cost of revenues	46,492	34,088	130,699	93,484
Gross margin	50,265	28,286	139,821	72,192

Operating expenses:
Research and development	11,994	7,881	33,397	19,461
Selling, general and administrative	19,321	11,871	53,034	31,283
Total operating expenses	31,315	19,752	86,431	50,744
Operating income	18,950	8,534	53,390	21,448

Interest income	4,485	1,116	10,196	2,912
Other income (expense), net	59	(630)	45	(655)
	4,544	486	10,241	2,257

Income before income taxes	23,494	9,020	63,631	23,705
Benefit from (provision for) income taxes	(7,675)	758	(21,763)	(4,004)

Net income	$15,819	$9,778	$41,868	$19,701

Net income per share:
Basic	$0.34	$0.25	$0.94	$0.50

Diluted	$0.33	$0.23	$0.90	$0.47

Weighted-average number of shares used in per share calculations:

Basic	46,417	39,733	44,625	39,343

Diluted	48,494	41,762	46,690	41,492

FORMFACTOR, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$276,365	$31,217
Marketable securities	181,128	180,391
Accounts receivable, net of allowance for doubtful accounts of $74 as of September 30, 2006 and December 31, 2005	54,097	43,967
Inventories	26,317	18,404

Deferred tax assets	11,233	11,396
Prepaid expenses and other current assets	12,674	7,169
Total current assets	561,814	292,544

Restricted cash	2,250	2,250

Property and equipment, net	87,398	81,588

Deferred tax assets	6,270	4,518
Other assets	994	461

Total assets	$658,726	$381,361

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,346	$26,369
Accrued liabilities	21,850	20,467
Income tax payable	7,653	9,697
Deferred rent	353	313
Deferred revenue and customer advances	6,556	3,588
Total current liabilities	63,758	60,434

Deferred rent and other long term liabilities	4,559	3,138
Total liabilities	68,317	63,572

Stockholders’ equity:
Common stock, $0.001 par value	47	40
Additional paid in capital	496,296	268,291
Deferred stock-based compensation	—	(2,495)
Accumulated other comprehensive loss	(114)	(359)
Retained earnings	94,180	52,312
Total stockholders’ equity	590,409	317,789
Total liabilities and stockholders’ equity	$658,726	$381,361